Exhibit 99.1

NEWS RELEASE

APA Corporation Announces Third-Quarter 2023

Financial and Operational Results

Key Takeaways

•	Reported production of 412,000 barrels of oil equivalent (BOE) per day; adjusted production, excluding Egypt noncontrolling interest and tax barrels, was 340,000 BOE per day;

•	Year-over-year U.S. oil volumes increased 16% driven by operating efficiencies and strong well performance in the Permian Basin;

•	Confirmed an estimated recoverable resource of 700 million barrels of oil at Sapakara and Krabdagu discoveries on Block 58, offshore Suriname;

•	Generated net cash from operating activities of $764 million and free cash flow of $307 million during the quarter; and

•	In the first three quarters of 2023, APA returned 65% of free cash flow to shareholders through dividends and buybacks, including the repurchase of 5.5 million shares at an average price of $37.91.

HOUSTON, Nov. 1, 2023 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the third quarter of 2023.

APA reported net income attributable to common stock of $459 million, or $1.49 per diluted share. When adjusted for items that impact the comparability of results, APA’s third-quarter earnings were $410 million, or $1.33 per diluted share. Net cash provided by operating activities was $764 million, and adjusted EBITDAX was $1.4 billion. The company generated $307 million in free cash flow during the quarter.

“Good execution and strong well performance in the Permian Basin were the primary drivers of APA’s third-quarter results,” said John J. Christmann IV, APA’s CEO and president. “Adjusted global oil production exceeded the high-end of our guidance range and was up by 20% year over year. In Suriname, our appraisal efforts delivered a very positive outcome, confirming estimated recoverable oil resources of 700 million barrels for Sapakara and Krabdagu.”

Third-Quarter Summary

Third-quarter reported production was 412,000 BOE per day. Adjusted production, excluding Egypt noncontrolling interest and tax barrels, was 340,000 BOE per day.

1

APA CORPORATION ANNOUNCES THIRD-QUARTER 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 5

APA delivered sequential quarterly oil growth in each of its operating areas. Total oil volumes increased by 5%, led by 10% growth in the U.S. In Egypt, gross oil production increased by 3%, and in the North Sea, oil production was up 2%.

In Suriname, APA’s partner TotalEnergies announced plans to proceed with Front End Engineering and Design (FEED) work for a 200,000 barrel per day FPSO. A considerable amount of planning, engineering and technical work is being directed toward this project, targeting Final Investment Decision (FID) before the end of 2024.

2023 Fourth-Quarter Capital and Production Guidance

The company expects total fourth-quarter production will be down slightly from the third quarter, due to facility downtime in the North Sea and a decline in natural gas volumes across the portfolio, as previously disclosed.

APA’s upstream capital investment in the fourth quarter is expected to be approximately $500 million. This reflects increased activity in the Permian Basin, where the company is picking up a sixth drilling rig.

ESG Progress

APA has made significant progress on its environmental, social and governance goals recently achieving a key 2023 target to convert more than 2,000 methane-emitting pneumatic devices to air driven or non-venting valves, thereby reducing methane emissions. This was delivered three months ahead of schedule and will result in an estimated annualized methane reduction of 1,000 tonnes or 25,000 tonnes of carbon dioxide equivalents.

Conference Call

APA will host a conference call to discuss its third-quarter 2023 results at 10 a.m. Central time, Thursday, Nov. 2. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 5

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and the Dominican Republic. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com. Additional details regarding Suriname, ESG performance and other investor-related topics are posted at investor.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 5

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2022, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2022 available from APA at www.apacorp.com or by writing APA at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 5

Contacts

Investor: (281) 302-2286 Gary Clark

Media:   (713) 296-7276 Alexandra Franceschi

Website: www.apacorp.com

Click here for the full release with quarterly financial statements.

-end-

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,705	$1,672	$4,467	$5,252
Natural gas revenues	236	428	658	1,241
Natural gas liquids revenues	138	202	375	654

	2,079	2,302	5,500	7,147
Purchased oil and gas sales	229	585	612	1,456

Total revenues	2,308	2,887	6,112	8,603
Derivative instrument gain (loss), net	—	(44)	104	(138)
Gain on divestitures, net	1	31	7	1,180
Other, net	—	(2)	77	107

	2,309	2,872	6,300	9,752

OPERATING EXPENSES:
Lease operating expenses	394	364	1,076	1,067
Gathering, processing, and transmission	89	99	245	274
Purchased oil and gas costs	211	573	558	1,452
Taxes other than income	61	82	163	230
Exploration	49	95	144	193
General and administrative	139	69	276	314
Transaction, reorganization, and separation	5	4	11	21
Depreciation, depletion, and amortization:
Oil and gas property and equipment	407	300	1,086	847
Other assets	11	10	31	32
Asset retirement obligation accretion	29	29	86	87
Impairments	—	—	46	—
Financing costs, net	81	75	235	303

	1,476	1,700	3,957	4,820

NET INCOME BEFORE INCOME TAXES	833	1,172	2,343	4,932
Current income tax provision	422	357	1,022	1,164
Deferred income tax provision (benefit)	(144)	285	(22)	225

NET INCOME INCLUDING NONCONTROLLING INTERESTS	555	530	1,343	3,543
Net income attributable to noncontrolling interest - Egypt	96	108	261	368
Net income attributable to noncontrolling interest - Altus	—	—	—	14
Net loss attributable to Altus Preferred Unit limited partners	—	—	—	(70)

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$459	$422	$1,082	$3,231

NET INCOME PER COMMON SHARE:
Basic	$1.49	$1.28	$3.50	$9.54
Diluted	$1.49	$1.28	$3.50	$9.51

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	308	329	309	339
Diluted	308	330	309	340

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.75	0.50

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	3Q23 to 2Q23	3Q23 to 3Q22	September 30, 2023	September 30, 2022
OIL VOLUME - Barrels per day
United States	83,584	75,993	72,351	10%	16%	77,198	68,926
Egypt (1, 2)	88,521	87,790	81,095	1%	9%	88,038	83,857
North Sea	35,680	35,048	25,160	2%	42%	36,070	30,928

International (1)	124,201	122,838	106,255	1%	17%	124,108	114,785

Total (1)	207,785	198,831	178,606	5%	16%	201,306	183,711

NATURAL GAS VOLUME - Mcf per day
United States	454,643	450,200	489,107	1%	-7%	448,838	474,777
Egypt (1, 2)	300,326	337,413	318,945	-11%	-6%	331,158	350,400
North Sea	65,168	37,194	18,822	75%	246%	47,665	33,291

International (1)	365,494	374,607	337,767	-2%	8%	378,823	383,691

Total (1)	820,137	824,807	826,874	-1%	-1%	827,661	858,468

NGL VOLUME - Barrels per day
United States	66,280	61,760	64,958	7%	2%	61,418	61,990
Egypt (1, 2)	—	—	—	—	—	—	261
North Sea	1,497	872	558	72%	168%	1,209	1,080

International (1)	1,497	872	558	72%	168%	1,209	1,341

Total (1)	67,777	62,632	65,516	8%	3%	62,627	63,331

BOE per day
United States	225,639	212,786	218,826	6%	3%	213,423	210,045
Egypt (1, 2)	138,575	144,026	134,253	-4%	3%	143,231	142,518
North Sea	48,038	42,118	28,855	14%	66%	45,222	37,557

International (1)	186,613	186,144	163,108	0%	14%	188,453	180,075

Total (1)	412,252	398,930	381,934	3%	8%	401,876	390,120

Total excluding noncontrolling interests	366,051	350,864	337,093	4%	9%	354,094	342,584

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	29,514	29,298	27,082			29,369	27,971
Gas (Mcf/d)	100,122	112,609	106,553			110,476	116,869
NGL (b/d)	—	—	—			—	87
BOE per day	46,201	48,066	44,841	-4%	3%	47,782	47,536

(2) Egypt Gross Production
Oil (b/d)	144,528	140,652	133,607			141,995	136,476
Gas (Mcf/d)	472,744	517,291	510,260			511,430	554,268
NGL (b/d)	—	—	0			—	397
BOE per day	223,319	226,867	218,650	-2%	2%	227,233	229,251

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	3Q23 to 2Q23	3Q23 to 3Q22	September 30, 2023	September 30, 2022
OIL VOLUME - Barrels per day
United States	83,584	75,993	72,351	10%	16%	77,198	68,926
Egypt	42,535	43,085	37,584	-1%	13%	42,724	38,096
North Sea	35,680	35,048	25,160	2%	42%	36,070	30,928

International	78,215	78,133	62,744	0%	25%	78,794	69,024

Total	161,799	154,126	135,095	5%	20%	155,992	137,950

NATURAL GAS VOLUME - Mcf per day
United States	454,643	450,200	489,107	1%	-7%	448,838	474,777
Egypt	143,211	164,096	147,831	-13%	-3%	159,648	158,603
North Sea	65,168	37,194	18,822	75%	246%	47,665	33,291

International	208,379	201,290	166,653	4%	25%	207,313	191,894

Total	663,022	651,490	655,760	2%	1%	656,151	666,671

NGL VOLUME - Barrels per day
United States	66,280	61,760	64,958	7%	2%	61,418	61,990
Egypt	—	—	—	—	—	—	119
North Sea	1,497	872	558	72%	168%	1,209	1,080

International	1,497	872	558	72%	168%	1,209	1,199

Total	67,777	62,632	65,516	8%	3%	62,627	63,189

BOE per day
United States	225,639	212,786	218,826	6%	3%	213,423	210,045
Egypt	66,403	70,434	62,223	-6%	7%	69,332	64,649
North Sea	48,038	42,118	28,855	14%	66%	45,222	37,557

International	114,441	112,552	91,078	2%	26%	114,554	102,206

Total	340,080	325,338	309,904	5%	10%	327,977	312,251

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
AVERAGE OIL PRICE PER BARREL
United States	$82.33	$73.99	$94.62	$77.40	$100.06
Egypt	88.99	77.39	99.04	82.04	106.19
North Sea	87.70	79.27	101.85	83.25	105.59
International	88.57	77.90	99.84	82.41	106.02
Total	86.15	76.38	97.81	80.50	103.81
AVERAGE NATURAL GAS PRICE PER MCF
United States	$2.12	$1.24	$6.67	$1.87	$5.89
Egypt	2.91	2.95	2.87	2.92	2.82
North Sea	10.98	11.29	24.12	12.83	24.59
International	4.36	3.78	4.13	4.15	4.59
Total	3.12	2.39	5.62	2.91	5.31
AVERAGE NGL PRICE PER BARREL
United States	$21.87	$18.26	$32.97	$21.24	$36.36
Egypt	—	—	—	—	76.80
North Sea	42.78	39.24	70.42	47.58	72.86
International	42.78	39.24	70.42	47.58	73.40
Total	22.26	18.69	33.39	21.85	37.47

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Unproved leasehold impairments	$9	$16	$20	$22
Dry hole expense	18	66	71	107
Geological and geophysical expense	1	1	3	19
Exploration overhead and other	21	12	50	45

	$49	$95	$144	$193

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$764	$1,104	$2,099	$3,530

Additions to upstream oil and gas property	(629)	(431)	(1,758)	(1,198)
Acquisition of Delaware Basin properties	(24)	(563)	(24)	(563)
Proceeds from sale of oil and gas properties	1	27	29	778
Proceeds from sale of Kinetik shares	—	—	—	224
Deconsolidation of Altus cash and cash equivalents	—	—	—	(143)
Other, net	(15)	57	(29)	8

Net cash used in investing activities	$(667)	$(910)	$(1,782)	$(894)

Proceeds from (payments on) revolving credit facilities, net	6	245	202	(22)
Payments on Apache fixed-rate debt	—	—	(65)	(1,370)
Distributions to noncontrolling interest - Egypt	(54)	(78)	(154)	(237)
Treasury stock activity, net	(20)	(332)	(208)	(884)
Dividends paid to APA common stockholders	(77)	(41)	(232)	(127)
Other	1	(2)	(10)	(30)

Net cash used in financing activities	$(144)	$(208)	$(467)	$(2,670)

SUMMARY BALANCE SHEET INFORMATION

	September 30, 2023	December 31, 2022
Cash and cash equivalents	$95	$245
Other current assets	2,705	2,463
Property and equipment, net	9,500	9,012
Decommissioning security for sold Gulf of Mexico properties	38	217
Other assets	1,207	1,210

Total assets	$13,545	$13,147

Current debt	$2	$2
Current liabilities	2,633	2,914
Long-term debt	5,582	5,451
Decommissioning contingency for sold Gulf of Mexico properties	470	738
Deferred credits and other noncurrent liabilities	2,751	2,697
APA shareholders’ equity	1,078	423
Noncontrolling interest - Egypt	1,029	922

Total Liabilities and equity	$13,545	$13,147

Common shares outstanding at end of period	307	312

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property acquisitions, asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Costs incurred in oil and gas property:
Asset and leasehold acquisitions
Proved	$2	$574	$4	$583
Unproved	1	34	11	51
Exploration and development	569	552	1,725	1,463

Total Costs incurred in oil and gas property	$572	$1,160	$1,740	$2,097

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$572	$1,160	$1,740	$2,097
Property acquisitions	(1)	(601)	(1)	(601)
Asset retirement obligations settled vs. incurred - oil and gas property	7	10	20	24
Capitalized interest	(7)	(5)	(18)	(13)
Exploration seismic and administration costs	(22)	(13)	(53)	(64)

Upstream capital investment including noncontrolling interest - Egypt	$549	$551	$1,688	$1,443
Less noncontrolling interest - Egypt	(75)	(59)	(203)	(162)

Total Upstream capital investment	$474	$492	$1,485	$1,281

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$764	$1,104	$2,099	$3,530
Changes in operating assets and liabilities	161	134	440	248

Cash flows from operations before changes in operating assets and liabilities	$925	$1,238	$2,539	$3,778
Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(549)	(551)	(1,688)	(1,443)
Non oil and gas capital investment	(15)	—	(24)	—
Distributions to Sinopec noncontrolling interest	(54)	(78)	(154)	(237)

Upstream free cash flow	$307	$609	$673	$2,098

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Net cash provided by operating activities	$764	$1,000	$1,104	$2,099	$3,530
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	22	14	13	53	64
Current income tax provision	422	254	357	1,022	1,164
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(22)	97	3	45	91
Changes in operating assets and liabilities	161	(232)	134	440	248
Financing costs, net	81	82	75	244	236
Transaction, reorganization & separation costs	5	2	4	11	21

Adjusted EBITDAX (Non-GAAP)	$1,433	$1,217	$1,690	$3,914	$5,354

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2022
Current debt	$2	$2	$2	$2
Long-term debt	5,582	5,574	5,796	5,451

Total debt	5,584	5,576	5,798	5,453
Cash and cash equivalents	95	142	154	245

Net debt	$5,489	$5,434	$5,644	$5,208

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended September 30, 2023				For the Quarter Ended September 30, 2022
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income including noncontrolling interests (GAAP)	$833	$(278)	$555	$1.80	$1,172	$(642)	$530	$1.61
Income attributable to noncontrolling interests	171	(75)	96	0.31	193	(85)	108	0.33

Net income attributable to common stock	662	(203)	459	1.49	979	(557)	422	1.28

Adjustments: *
Asset and unproved leasehold impairments	9	(6)	3	0.01	16	(3)	13	0.04
Noncontrolling interest & tax barrel impact on Egypt adjustments	—	—	—	—	1	(1)	—	—
Valuation allowance and other tax adjustments	—	(93)	(93)	(0.30)	—	183	183	0.56
Unrealized derivative instrument loss	19	(3)	16	0.05	36	(8)	28	0.08
Kinetik equity investment mark-to-market loss	28	(6)	22	0.07	30	—	30	0.09
Transaction, reorganization & separation costs	5	(1)	4	0.01	4	(2)	2	0.01
Gain on divestitures, net	(1)	—	(1)	—	(31)	6	(25)	(0.08)

Adjusted earnings (Non-GAAP)	$722	$(312)	$410	$1.33	$1,035	$(382)	$653	$1.98

	For the Nine Months Ended				For the Nine Months Ended
	September 30, 2023				September 30, 2022
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income including noncontrolling interests (GAAP)	$2,343	$(1,000)	$1,343	$4.34	$4,932	$(1,389)	$3,543	$10.43
Income attributable to noncontrolling interests	465	(204)	261	0.84	671	(289)	382	1.13
Loss attributable to Altus preferred unit limited partner	—	—	—	—	(70)	—	(70)	(0.21)

Net income attributable to common stock	1,878	(796)	1,082	3.50	4,331	(1,100)	3,231	9.51

Adjustments: *
Asset and unproved leasehold impairments	66	(46)	20	0.07	22	(4)	18	0.05
Noncontrolling interest & tax barrel impact on Egypt adjustments	—	—	—	—	1	(2)	(1)	—
Valuation allowance and other tax adjustments **	—	7	7	0.02	—	(179)	(179)	(0.52)
(Gain) / Loss on extinguishment of debt	(9)	2	(7)	(0.02)	67	(14)	53	0.15
Unrealized derivative instrument (gain) loss	(61)	13	(48)	(0.15)	47	(18)	29	0.08
Kinetik equity investment mark-to-market gain	(17)	4	(13)	(0.05)	(23)	—	(23)	(0.06)
Drilling contract termination charges	13	(10)	3	0.01	—	—	—	—
Transaction, reorganization & separation costs	11	(3)	8	0.02	21	(6)	15	0.05
Gain on divestitures, net	(7)	1	(6)	(0.02)	(1,180)	125	(1,055)	(3.11)

Adjusted Earnings (Non-GAAP)	$1,874	$(828)	$1,046	$3.38	$3,286	$(1,198)	$2,088	$6.15

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
**	Includes $174 million related to the remeasurement of the December 31, 2022 U.K. deferred tax liability in connection with the Energy (Oil and Gas) Profits Levy Act 2022.